EXHIBIT 25.7


Legal Title of Bank:  Columbus Bank and Trust Company   Call Date: 12/31/1999
Address:              PO Box 120                                   Page RC-1
City, State, Zip:     Columbus, GA  31902
FDIC Certificate No:  00873

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet
                                                                Dollar Amounts
                                                                 in Thousands

ASSETS
 1 Cash and balances due from depository institutions
   (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin(1). . .     83,251
    b.  Interest-bearing balances(2) . . . . . . . . . . . . . . .      2,243
 2. Securities:
    a.  Held-to-maturity securities. . . . . . . . . . . . . . . .     35,790
    b.  Available-for-sale securities. . . . . . . . . . . . . . .    274,001
 3. Federal funds sold and securities purchased under
    agreements to resell . . . . . . . . . . . . . . . . . . . . .    545,364
 4. Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income . . . . 1,576,841
    b.  LESS: Allowance for loan and lease losses. . . .    20,405
    c.  LESS: Allocated transfer risk reserve. . . . . .         0
    d.  Loans and leases, net of unearned income,
      allowance, and reserve . . . . . . . . . . . . . . . . . . .  1,556,436
 5. Trading assets. . . .. . . . . . . . . . . . . . . . . . . . .          0
 6. Premises and fixed assets (including capitalized leases) . . .    139,513
 7. Other real estate owned. . . . . . . . . . . . . . . . . . . .        479
 8. Investments in unconsolidated
    subsidiaries and associated companies. . . . . . . . . . . . .     39,951
 9. Customers' liability to this bank on acceptances outstanding .          0
10. Intangible assets. . . . . . . . . . . . . . . . . . . . . . .      4,349
11. Other assets . . . . . . . . . . . . . . . . . . . . . . . . .    362,291
12. Total assets . . . . . . . . . . . . . . . . . . . . . . . . .  3,039,668

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank: Columbus Bank and Trust Company    Call Date: 12/31/1999
Address:             PO Box 120                                    Page RC-2
City, State, Zip:    Columbus, GA  31902
FDIC Certificate No: 00873

Schedule RC -- Continued
                                                               Dollar Amounts
                                                                in Thousands

LIABILITIES
13. Deposits:
   a. In domestic offices. . . . . . . . . . . . . . . . . . .      1,354,036
      (1) Noninterest-bearing(1) . . . . . . . . . .   220,039
      (2) Interest-bearing . . . . . . . . . . . . . 1,133,997
   b. In foreign offices, Edge and Agreement subsidiaries and IBF's
      (1) Noninterest-bearing. . . . . . . . . . . . . . . . .      /////////
      (2) Interest-bearing . . . . . . . . . . . . . . . . . .      /////////
14. Federal Funds purchased and
    securities sold under agreements to repurchase . . . . . .        496,997
15. a.  Demand notes issued to the U.S. Treasury . . . . . . .          5,570
   b. Trading liabilities. . . . . . . . . . . . . . . . . . .              0
16. Other borrowed money:
   a. With original maturity of one year or less . . . . . . .        493,594
   b. With a remaining maturity of
      more than one year through three years . . . . . . . . .         45,000
   c. With original maturity of more than three years  . . . .            204
17. Not applicable . . . . . . . . . . . . . . . . . . . . . .      /////////
18. Bank's liability on acceptances executed and outstanding .              0
19. Subordinated notes and debentures. . . . . . . . . . . . .              0
20. Other liabilities. . . . . . . . . . . . . . . . . . . . .        208,707
21. Total liabilities (sum of items 13 through 20) . . . . . .      2,604,108
22. Not applicable . . . . . . . . . . . . . . . . . . . . . .      /////////
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . .              0
24. Common Stock . . . . . . . . . . . . . . . . . . . . . . .          3,154
25. Surplus (exclude all surplus related to preferred stock) .         98,831
26. a.  Undivided profits and capital reserves . . . . . . . .        341,854
    b. Net unrealized holding gains (losses)
       on available-for-sale securities. . . . . . . . . . . .         (4,279)
    c. Accumulated net gains (losses) on cash flow hedges. . .              0
27. Cumulative foreign currency translation adjustments. . . .      /////////
28. Total equity capital (sum of items 23 through 27). . . . .        435,560
29. Total liabilities, limited-life
    preferred stock, and equity capital. . . . . . . . . . . .      3,039,668

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Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external
   auditors as of any date during 1998 . . . . . . . . . . . .            N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits
(2)   Includes limited-life preferred stock and related surplus.